Exhibit 10.2

ADDENDUM TO CONTRACT

This addendum (“Addendum”) to the COMMERCIAL CONTRACT (“Contract”) with an Effective Date of January 12, 2015 between MagneGas Corporation (“Seller”), and Jay Coleman, Inc. or Assigns (“Buyer”), regarding certain real property located at 1500 Rainville Rd., Tarpon Springs, FL 34689 (consisting of parcel #’s 01-27-15-00000-310-0200 & 01-27-15-00000-310-0210)

The clauses below shall be incorporated into the Contract referenced above:

1.	The Due Diligence Period referenced in section 7B of the Contract is hereby changed to April 13, 2015.
2.	The Closing Date referenced in section 4A of the Contract is hereby changed to April 23, 2015.

SIGNATURES, INITIALS, DOCUMENTS REFERENCED IN THIS ADDENDUM, COUNTERPARTS AND WRITTEN MODIFICATIONS COMMUNICATED ELECTRONICALLY OR ON PAPER WILL BE ACCEPTABLE FOR ALL PURPOSES, INCLUDING DELIVERY, AND WILL BE BINDING.

Unless specifically modified or amended by this Addendum, all other terms, conditions and provisions of the Contract between the parties shall remain in full force and effect. To the extent any of the terms, conditions and provisions of this Addendum are contrary to any of the terms, conditions and provisions of the Contract or any previous Addendum, the terms, conditions and provisions of this Addendum shall prevail.

Seller:	Buyer:

Printed Name	Printed Name

Title	Title

Date	Date